As filed with the Securities and Exchange Commission on October 23, 2019

Registration No. 333-233594

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Solid Biosciences Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0943402
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

141 Portland Street, Fifth Floor

Cambridge, MA 02139

(617) 337-4680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ilan Ganot

Chief Executive Officer

Solid Biosciences Inc.

141 Portland Street, Fifth Floor

Cambridge, MA 02139

(617) 337-4680

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Lia Der Marderosian

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Telephone: (617) 526-6000

Telecopy: (617) 526-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 of Solid Biosciences Inc. (File No. 333-233594) (the “Registration Statement”) is being filed as an exhibit-only filing to file an updated consent of PricewaterhouseCoopers LLP, filed herewith as Exhibit 23.1 (the “Consent”). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement and the Consent filed herewith as Exhibit 23.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated March 29, 2017, by and between Solid Biosciences, LLC and Solid GT, LLC (incorporated by reference to Exhibit 2.1 to the Registrant’s Registration Statement on Form S-1 filed on December 29, 2017)

2.2	Plan of Conversion, dated January 25, 2018 (incorporated by reference to Exhibit 2.2 to the Registrant’s Annual Report on Form 10-K filed on March 29, 2018)

2.3	Agreement and Plan of Merger, dated January 25, 2018, by and among the Registrant, Bain Capital Life Sciences Fund, L.P., BCIP Life Sciences Associates, LP, BCLS Solid Bio, Inc., Foresite Capital Fund III, L.P. and FC Fund III Solid Holdings, Inc. (incorporated by reference to Exhibit 2.3 to the Registrant’s Annual Report on Form 10-K filed on March 29, 2018)

4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on January 29, 2018)

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 filed on January 29, 2018)

4.3	Securities Purchase Agreement dated July 25, 2019, by and among the Registrant and the several purchasers named therein (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on July 26, 2019 (File No. 001-38360))

4.4	Form of Pre-Funded Warrant to Purchase Common Stock (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on July 26, 2019 (File No. 001-38360))

4.5	Registration Rights Agreement dated July 25, 2019, by and among the Registrant and the several purchasers named therein (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on July 26, 2019 (File No. 001-38360))

4.6	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed on December 29, 2017)

5.1**	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1*	Consent of PricewaterhouseCoopers LLP

23.2**	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included on the signature page of this registration statement)

*	Filed herewith
**	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this pre-effective amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on October 23, 2019.

SOLID BIOSCIENCES INC.

By:	/s/ Ilan Ganot
Name: Ilan Ganot Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this pre-effective amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ilan Ganot Ilan Ganot	President, Chief Executive Officer and Director (Principal Executive Officer)	October 23, 2019

/s/ Jennifer Ziolkowski Jennifer Ziolkowski	Chief Financial Officer (Principal Financial and Accounting Officer)	October 23, 2019

Andrey Zarur, Ph.D.	Chairman of the Board of Directors

* Matthew Arnold	Director	October 23, 2019

* Martin Freed, M.D.	Director	October 23, 2019

* Robert Huffines	Director	October 23, 2019

* Adam Koppel, M.D., Ph.D.	Director	October 23, 2019

Signature	Title	Date

* Sukumar Nagendran, M.D.	Director	October 23, 2019

* Rajeev Shah	Director	October 23, 2019

* Adam Stone	Director	October 23, 2019

Lynne Sullivan	Director

* By:	/s/ Ilan Ganot
Ilan Ganot Attorney-in-fact